UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2005, BIOLASE Technology, Inc. (the “Company”) entered into a Definitive Asset Purchase Agreement (the “Definitive Asset Purchase Agreement”) with Diodem, LLC, a California limited liability company (“Diodem”), and BL Acquisition II Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Acquisition Subsidiary”). Pursuant to the Definitive Asset Purchase Agreement, the Company, through Acquisition Subsidiary, acquired certain U.S. and international patents and patent applications from Diodem (the “Acquisition”) in exchange for (i) $3,000,000 in cash, (ii) 406,872 shares of the Company’s common stock and (iii) a warrant to purchase 81,037 shares of the Company’s common stock at a per share price of $11.06. Additional shares of the Company’s common stock with a value equal to $500,000 will be issued upon attainment of certain future milestones.

The Company will not incur any royalty obligations on past or future sales of the Company’s products but has agreed to pay royalties if any of the acquired patents or certain other patents held by the Company (the “Royalty Patents”) are licensed to a third party. In order to secure performance by the Company and Acquisition Subsidiary of these financial obligations, the parties intend to enter into an intellectual property security agreement, pursuant to which, subject to the rights of existing creditors and the rights of any future creditors to the extent provided in the agreement, the Company and Acquisition Subsidiary will grant to Diodem a security interest in all of their right, title and interest in the Royalty Patents. As a result of the Acquisition, Diodem has withdrawn its patent infringement claims against the Company which were pending before the U.S. District Court for the Central District of California.

The foregoing description of the Definitive Asset Purchase Agreement is qualified in its entirety to the full text of the Definitive Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

The press release announcing execution of the Definitive Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Under the terms of the Definitive Asset Purchase Agreement described in Item 1.01 above, the Company completed the Acquisition on January 24, 2005 (the “Closing Date”). As of the Closing Date, the Company, through Acquisition Subsidiary, acquired certain U.S. and international patents and patent applications from Diodem in exchange for the consideration set forth in Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the terms of the Definitive Asset Purchase Agreement described in Item 1.01 above, the Company issued to Diodem an aggregate of 406,872 shares of its common stock and a warrant to purchase 81,037 shares of the Company’s common stock in connection with the Acquisition. These securities were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company has agreed to file a registration statement with respect to these securities as promptly as practicable.

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Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

2.1	Definitive Asset Purchase Agreement dated as of January 24, 2005 by and among Diodem, LLC, BL Acquisition II Inc. and Biolase Technology, Inc.

The following exhibits and schedules to the Definitive Asset Purchase Agreement have been omitted. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

	Exhibit A-1	Patent Assignment
	Exhibit A-2	Quitclaim
	Exhibit A-3	Quitclaim
	Exhibit D-1	List of Terms and Conditions (for future licenses)
	Exhibit D-2	Grant-Back License
	Exhibit E	Existing Licenses
	Exhibit F	Registration Rights Agreement
	Schedule 16	Schedule of Exceptions

Confidential treatment has been requested for certain portions of the Definitive Asset Purchase Agreement.

99.1	Press Release dated January 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 28, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ JOHN HOHENER
John Hohener
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

2.1	Definitive Asset Purchase Agreement dated as of January 24, 2005 by and among Diodem, LLC, BL Acquisition II Inc. and Biolase Technology, Inc.

The following exhibits and schedules to the Definitive Asset Purchase Agreement have been omitted. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

	Exhibit A-1	Patent Assignment
	Exhibit A-2	Quitclaim
	Exhibit A-3	Quitclaim
	Exhibit D-1	List of Terms and Conditions (for future licenses)
	Exhibit D-2	Grant-Back License
	Exhibit E	Existing Licenses
	Exhibit F	Registration Rights Agreement
	Schedule 16	Schedule of Exceptions

Confidential treatment has been requested for certain portions of the Definitive Asset Purchase Agreement.

99.1	Press Release dated January 26, 2005.

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